EXHIBIT 10.3

EXECUTION COPY

NOTICE OF COMMITMENT INCREASE REQUEST

Sumitomo Mitsui Banking Corporation 277 Park Avenue

New York, NY 10172 Attention: Mark Giannini Phone: 201-761-8663

June 30, 2026

Ladies and Gentlemen:

This Commitment Increase Request (this “Commitment Increase Request”) is delivered pursuant to Section 2.08(e) of the Senior Secured Revolving Credit Agreement, dated as of December 29, 2023 (as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of November 13, 2024, that certain Second Amendment to Senior Secured Revolving Credit Agreement, dated as of December 18, 2024, and that certain Third Amendment to Senior Secured Revolving Credit Agreement, dated as of January 30, 2026, and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Bain Capital Private Credit, a Delaware statutory trust (the “Company”), the Lenders and Issuing Banks from time to time party thereto and Sumitomo Mitsui Banking Corporation, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

Pursuant to Section 2.08(e) of the Credit Agreement, the Company hereby requests that the aggregate amount of the Multicurrency Commitments be increased from $650,000,000 to

$675,000,000 (the “Commitment Increase”) on June 30, 2026.

The Company intends to effectuate the Commitment Increase by increasing the Multicurrency Commitment of Sumitomo Mitsui Banking Corporation from $75,000,000 to

$100,000,000.

[Signature Page Follows]

EXHIBIT 10.3

IN WITNESS WHEREOF, the undersigned has executed this Notice of Commitment Increase Request as of the date first above written.

BAIN CAPITAL PRIVATE CREDIT

By: /s/ Amit Joshi

Name: Amit Joshi

Title: Chief Financial Officer

Notice of Commitment Increase Request (SMBC Increase)